EXHIBIT 8.01

OPINION OF COUNSEL WITH RESPECT TO INCOME TAX CONSEQUENCES

June 4, 2010

Campbell & Company, Inc.
Managing Owner of
Campbell Alternative Asset Trust
2850 Quarry Lake Drive
Baltimore, Maryland 21209

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as your counsel in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of the Registration Statement on Form S-1, as amended by all Post-Effective Amendments prior to and including Post-Effective Amendment Number 13, on or about June 4, 2010 (the "Registration Statement"), relating to Units of Beneficial Interest of Campbell Alternative Asset Trust (the "Trust"), a statutory trust organized under the Delaware Statutory Trust Act.

We have reviewed such data, documents, questions of law and fact and other matters as we have deemed pertinent for the purpose of this opinion. Based upon the foregoing, we hereby confirm our opinion expressed under the caption "Federal Income Tax Aspects" in the Prospectus (the "Prospectus") constituting a part of the Registration Statement that the Trust is classified as a partnership and will not be considered a publicly traded partnership taxable as a corporation for federal income tax purposes.

We also advise you that in our opinion the description set forth under the caption "Federal Income Tax Aspects" in the Prospectus correctly describes (subject to the uncertainties referred to therein) the material aspects of the federal income tax treatment to United States tax-exempt investors, as of the date hereof, of an investment in the Trust.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Sidley Austin LLP